UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2016

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02           Unregistered Sales of Equity Securities.

On January 30, 2016 (the “Mandatory Exchange Time”), Cryoport, Inc. (the “Company) caused the mandatory exchange (the “Mandatory Exchange”) of all its outstanding Class A Preferred Stock and Class B Preferred Stock (together, the “Preferred Stock”), consisting of 454,750 shares of Class A Preferred Stock and 534,571 shares of Class B Preferred Stock, into (i) an aggregate of 4,977,038 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company and (ii) an aggregate of 4,977,038 warrants, each warrant representing the right to purchase one share of Common Stock (the “Warrants” and together with the Shares, the “Securities”).

The Mandatory Exchange was effected in accordance with the terms and conditions of the Company’s Amended and Restated Certificate of Designation of Class A Preferred Stock and the Company’s Amended and Restated Certificate of Designation of Class B Preferred Stock (together, as amended to date, the “Certificates of Designation”). In accordance with each of the Certificates of Designation, a mandatory exchange of the Preferred Stock is triggered upon a Qualified Offering (as defined in the Certificates of Designation). The mandatory exchange occurs on the day that is six (6) months and one (1) day after the closing of such Qualified Offering. On July 29, 2015, the Company completed its public offering of 2,090,750 units (consisting of one share of Common Stock and one Warrant) at the public offering price of $3.25 per unit, which constituted a Qualified Offering. As a result, all outstanding shares of Preferred Stock were automatically exchanged at the Mandatory Exchange Time for such units sold in the Qualified Offering (consisting of one share of Common Stock and one Warrant) at an exchange rate determined by:

1)           multiplying the number of shares of Preferred Stock to be exchanged by the Class A Original Issue Price or Class B Original Issue Price (as defined in the Certificates of Designation), as applicable;

2)           adding to the result all dividends then accrued but unpaid on such shares of Preferred Stock to be exchanged; then

3)           dividing the result by $2.60 (which is eighty percent (80%) of the price per unit issued in the Qualified Offering).

The issuance of the Securities in connection with the Mandatory Exchange was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: February 2, 2016	By:	/s/ Robert Stefanovich
Robert Stefanovich Chief Financial Officer